Exhibit 99.1

            NATURAL HEALTH TRENDS CORP. ANNOUNCES FISCAL 2004 RESULTS

                                NET SALES UP 113%
                           ACTIVE DISTRIBUTORS UP 75%

DALLAS, TX, March 23, 2005 -- Natural Health Trends Corp. (NASDAQ NMS: BHIP), an international direct-selling company, today announced its financial results for the fourth quarter and year ended December 31, 2004.

Fourth quarter net sales in 2004 were approximately $36.3 million, up 61% from $22.6 million for the comparable period a year ago. The growth in sales was attributable to an increase in the number of distributors. As of December 31, 2004, the operating subsidiaries of Natural Health Trends Corp. had approximately 133,000 active distributors, up from 76,000 at the end of 2003.

Gross profit margin for the fourth quarter was $29.0 million, or 79.8%, versus $17.1 million, or 75.5% a year ago. The improvement can be mainly attributed to the elimination of commissions paid to Marketvision Communications Corp., the Company's Internet-based distributor system service provider, which was acquired by the Company on March 31, 2004.

For the fourth quarter, the Company recorded a net loss of approximately $802,000, or a loss of $0.12 per fully diluted share. In the fourth quarter of 2003, the Company had a net income of $1.1 million, or $0.19 per fully diluted share. The decrease in net income was due to higher commissions paid to distributors and selling, general and administrative expenses, or SG&A, partly offset by the margin flow-through of the higher volume.

Mark Woodburn, President of Natural Health Trends Corp., said, "The fourth quarter of 2004 capped off a very respectable year for Natural Health Trends Corp. We are very pleased with our top-line growth for both the quarter and the year. We made significant investment in building our markets and the pay-off is not immediate. We are obviously less than satisfied with the bottom line results and are working to ensure that 2005 shows improvement in this area. Still we finished 2004 with over $22 million in cash and working capital of $17.5 million. This gives us liquidity to rapidly develop newly entered markets. We also had $9.6 million in deferred revenue as of December 31, 2004. Approximately $4.7 million of the deferred revenue was related to membership enrollment, which when recognized as revenue has no cost of sales or commission expenses associated with it. The $4.9 million was for product orders taken but unshipped as of year end. When we do ship these orders and recognize them as revenue, related product costs and applicable commissions will be expensed."

For the twelve months ended December 31, 2004, net sales rose 113% to approximately $133.2 million compared to $62.6 million for fiscal year 2003. Two-thirds of this rise was attributable to the increased number of active Lexxus distributors while the balance represented higher sales generated per distributor.

                                     -more-

Gross profit was approximately $103.9 million or 78.0% of net sales for the twelve months ended December 31, 2004, compared with approximately $48.9 million or 78.1% of net sales for the twelve months ended December 31, 2003.

Net income was approximately $1.2 million, or $0.18 per fully diluted share, for the twelve months ended December 31, 2004 compared to net income of approximately $4.7 million, or $0.83 per fully diluted share, for the preceding year. The decrease in net income for the full year is due to higher distributor commissions as a percentage of sales as well as increased SG&A spending, partly offset by the margin flow-through on greater sales.

As disclosed in a Form 8-K filed on March 23, 2005, the financial statements of the fourth quarter of 2003 and the first quarter of 2004 have been revised to address certain 2003 revenue and expense cut-off issues. With the revisions, the revenue in the fourth quarter of 2003 was reduced by approximately $310,000, and the net income was reduced by approximately $650,000. The revenue and net income of the first quarter of 2004 were increased by $310,000 and $650,000 respectively.

Chris Sharng, CFO of Natural Health Trends Corp., said, "The increase in SG&A expenses for the fourth quarter as well as the full year was driven by our increased marketing and promotional activities world-wide, higher credit card fees, increased audit and legal costs, higher personnel costs, special expenses the Company incurred as a result of the negative television program aired in China in April 2004 and the costs associated with building new markets in China, Mexico and Japan. We also had more depreciation and amortization due to the Marketvision acquisition."

Woodburn concluded, "During 2004, we began to devote more of our resources to building a solid infrastructure upon which we can continue to drive our business forward. With an experienced management team now in place, combined with strong distributor growth in 2004, we are optimistic about our performance in the coming year. We expect to start generating revenue from the Japanese and Mexican markets, the world's 2nd and 4th largest direct-selling markets, in the next few months. We also foresee continuing to increase our reach inside our established markets. New products are in the pipeline which we hope will have a significant positive impact on our revenues before the end of the year."

                                     -more-

      Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such statements may relate, among other things, to our relationship with our distributors; our need to continually recruit new distributors; our internal controls and accounting methods that may require further modification; regulatory matters governing our products and network marketing system; our ability to recruit and maintain key management; adverse publicity associated with our products or direct selling organizations; product liability claims; our reliance on outside manufacturers; risks associated with operating internationally, including foreign exchange risks; product concentration; dependence on increased penetration of existing markets; the competitive nature of our business; and our ability to generate sufficient cash to operate and expand our business. For a more detailed discussion of the risks and uncertainties of our business, please refer to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        (In Thousands, Except Share Data)

                                                                                            December 31,
                                                                                    ----------------------------
                                                                                        2003            2004
                                                                                    ------------    ------------
                                                                                    As Restated
                                     ASSETS
Current assets:
      Cash and cash equivalents                                                     $     11,133    $     22,324
      Restricted cash                                                                      1,363           2,395
      Accounts receivable                                                                    239             209
      Inventories, net                                                                     3,580          13,991
      Other current assets                                                                 1,646           2,096
                                                                                    ------------    ------------
Total current assets                                                                      17,961          41,015
Property and equipment, net                                                                  883             579
Goodwill                                                                                     208          14,145
Intangible assets, net                                                                       509           5,474
Deferred tax assets                                                                           --             434
Other assets                                                                                 779             458
                                                                                    ------------    ------------
Total assets                                                                        $     20,340    $     62,105
                                                                                    ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                              $      3,820    $      2,248
      Income taxes payable                                                                 1,443           1,797
      Accrued distributor commissions                                                      1,027           4,259
      Other accrued expenses                                                               1,012           3,250
      Deferred revenue                                                                     6,943           9,551
      Current portion of debt                                                                168             796
      Other current liabilities                                                              659           1,595
                                                                                    ------------    ------------
Total current liabilities                                                                 15,072          23,496
Debt                                                                                          31              22
                                                                                    ------------    ------------
Total liabilities                                                                         15,103          23,518
Commitments and contingencies
Minority interest                                                                            413             598
Mezzanine common stock                                                                        --             960
Stockholders' equity:
      Preferred stock, $1,000 par value; 1,500,000 shares authorized; none issued
           and outstanding                                                                    --              --
      Common stock, $0.001 par value; 500,000,000 shares authorized, 4,656,463 and 6,819,667 shares issued and outstanding at December 31, 2003 and
           2004, respectively                                                                  4               7
      Additional paid-in capital                                                          34,007          64,933
      Accumulated deficit                                                                (29,040)        (27,799)
      Accumulated other comprehensive loss:
            Foreign currency translation adjustment                                         (147)           (112)
                                                                                    ------------    ------------
Total stockholders' equity                                                                 4,824          37,029
                                                                                    ------------    ------------
Total liabilities and stockholders' equity                                          $     20,340    $     62,105
                                                                                    ============    ============

                                     -more-

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)

                                                           Quarter Ended December 31,
                                                          ---------------------------
                                                              2003           2004
                                                          ------------   ------------
                                                           As Restated
Net sales                                                 $     22,612   $     36,312
Cost of sales                                                    5,550          7,334
                                                          ------------   ------------
Gross profit                                                    17,062         28,978
Operating expenses:
      Distributor commissions                                   11,057         18,834
      Selling, general and administrative expenses               5,464         10,652
                                                          ------------   ------------
Total operating expenses                                        16,521         29,486
                                                          ------------   ------------
Income (loss) from operations                                      541           (508)
Other income, net                                                  191            258
                                                          ------------   ------------
Income (loss) before income taxes and minority interest            732           (250)
Income tax (provision) benefit                                     340           (553)
Minority interest                                                   60              1
                                                          ------------   ------------
Net income (loss)                                         $      1,132   $       (802)
                                                          ============   ============

Income (loss) per common share:
      Basic                                               $       0.24   $      (0.12)
                                                          ============   ============
      Diluted                                             $       0.19   $      (0.12)
                                                          ============   ============

Weighted-average number of shares outstanding:
      Basic                                                      4,656          6,745
                                                          ============   ============
      Diluted                                                    5,812          6,745
                                                          ============   ============

                                      #####

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)


                                                        Year Ended December 31,
                                                     ----------------------------
                                                         2003            2004
                                                     ------------    ------------
                                                      As Restated
Net sales                                            $     62,576    $    133,225
Cost of sales                                              13,676          29,321
                                                     ------------    ------------
Gross profit                                               48,900         103,904
Operating expenses:
      Distributor commissions                              27,555          68,579
      Selling, general and administrative expenses         15,770          33,102
                                                     ------------    ------------
Total operating expenses                                   43,325         101,681
                                                     ------------    ------------
Income from operations                                      5,575           2,223
Other income (expense), net                                    (1)            137
                                                     ------------    ------------
Income before income taxes and minority interest            5,574           2,360
Income tax provision                                         (860)           (663)
Minority interest                                              14            (456)
                                                     ------------    ------------
Net income                                                  4,728           1,241
Preferred stock dividends                                       1              --
                                                     ------------    ------------
Net income available to common stockholders          $      4,727    $      1,241
                                                     ============    ============

Income per common share:
      Basic                                          $       1.03    $       0.22
                                                     ============    ============
      Diluted                                        $       0.83    $       0.18
                                                     ============    ============

Weighted-average number of shares outstanding:
      Basic                                                 4,609           5,580
                                                     ============    ============
      Diluted                                               5,688           6,822
                                                     ============    ============

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